UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HAYNES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1185400 (I.R.S. Employer Identification Number)
1020 West Park Avenue Kokomo, Indiana 46904-9013 (765) 456-6000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Title of each class to be so Registered	Name of each exchange on which each class is to be Registered
Common Stock, par value $.001 per share	The NASDAQ Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-140194

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $.001 per share

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share, of Haynes International, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus that constitutes part of the Registrant’s Registration Statement on Form S-1 (File No. 333-140194) initially filed with the Securities and Exchange Commission on January 25, 2007, as amended from time to time, and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No. Description

3.1*	Second Amended and Restated Certificate of Incorporation
3.2*	Second Amended and Restated By-laws
3.3*	Certificate of Designations of Series A Junior Participating Preferred Stock of Haynes International, Inc.
4.1*	Specimen Common Stock Certificate
4.4*	Rights Agreement dated as of August 13, 2006 between Haynes International, Inc. and Wells Fargo Bank, N.A., as Rights Agent
4.5*	Form of Right Certificate
4.6*	Certificate of Designations of Series A Junior Participating Preferred Stock of Haynes International, Inc.

______________________

*Previously filed by Registrant as an exhibit of the same number to the Registration Statement on Form S-1 (File No. 333- 140194) initially filed with the Securities and Exchange Commission on January 25, 2007 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 31, 2007

HAYNES INTERNATIONAL, INC.

By: _/S/ MARCEL MARTIN__________________
Marcel Martin, Chief Financial Officer